Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Blackbaud, Inc. of our report dated March 1, 2022 relating to the financial statements, which appears in Blackbaud, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 14, 2024